PROSPECTUS Dated                            Pricing Supplement No. 65
May 1, 2007                                 February 11, 2008



                  U.S. $9,815,000,000               Rule 424 (b)(3)
                                                Registration Statement
            FORD MOTOR CREDIT COMPANY LLC           No. 333-131062

             FLOATING RATE DEMAND NOTES

            - - - - - - - - - - - - - - -

              Interest Rate Per Annum
              - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------    ---------------   ----------------
2/11/2008       4.15%             4.30%               4.45%
